UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		April 18, 2019
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503) 671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 18, 2019, Dr. John C. Lechleiter notified NIKE, Inc. (the “Company”) of his decision to not stand for re-election as a director at the Company’s 2019 Annual Meeting of Shareholders (the “Annual Meeting”) due to time constraints from other professional commitments. His term of office will expire at the Annual Meeting. Dr. Lechleiter’s decision to not stand for re-election is not because of a disagreement with the Company or the Board of Directors on any matter relating to the Company’s operations, policies or practices. A copy of the press release the Company issued regarding Dr. Lechleiter’s decision is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished with this Form 8-K:

Exhibit No.	Exhibit
99.1	NIKE, Inc. Press Release dated April 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date:	April 23, 2019	By:	/s/ Hilary K. Krane
Hilary K. Krane
EVP, Chief Administrative Officer & General Counsel